EXHIBIT 12

               DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                             Nine Months Ended
                                                 July 31
                                              1994      1993
                                        (In thousands of dollars)
Earnings:
Pretax income (loss) of
 consolidated group                        $669,202  $120,965
Dividends received from
 less-than-fifty-
 percent owned affiliates                     2,062     1,516
Fixed charges net of
 capitalized interest                       224,708   287,645

 Total earnings                            $895,972  $410,126

Fixed charges:
 Interest expense of
   consolidated group
   (includes capitalized
   interest)                               $220,113  $282,764
 Portion of rental charges
   deemed to be interest                      4,595     5,040

 Total fixed charges                       $224,708  $287,804

Ratio of earnings to fixed
 charges **                                    3.99      1.43

   The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries plus dividends received from less-than fifty percent owned affiliates. "Earnings" consist of income before income taxes, the cumulative effect of accounting changes and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, amortization of debt discount and expense, an estimated amount of rental expense which is deemed to be representative of the interest factor, and capitalized interest.

 * For the year ended October 31, 1991, earnings available for fixed charges coverage were $22 million less than the amount required for a ratio of earnings to fixed charges of 1.0.

** The Company has not issued preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.
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EXHIBIT 12

DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                    Year Ended October 31
                                  1993      1992      1991
                                  (In thousands of dollars)
Earnings:
Pretax income (loss) of
 consolidated group            $272,345  $ 43,488  $(26,176)
Dividends received from
 less-than-fifty-percent
 owned affiliates                 1,706     2,325     6,229
Fixed charges net of
 capitalized interest           375,238   420,133   454,092

 Total earnings                $649,289  $465,946  $434,145

Fixed charges:
 Interest expense of
   consolidated group
   (includes capitalized
   interest)                   $369,325  $415,205  $451,936
 Portion of rental charges
   deemed to be interest          6,127     6,720     4,088

 Total fixed charges           $375,452  $421,925  $456,024

Ratio of earnings to fixed
 charges **                        1.73      1.10      *

EXHIBIT 12

DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                          Year Ended 31 October
                                              1990      1989
                                        (In thousands of dollars)
Earnings:
Pretax income (loss) of
 consolidated group                      $  587,528  $539,126
Dividends received from
 less-than-fifty-
 percent owned affiliates                     7,775     1,200
Fixed charges net of
 capitalized interest                       439,200   412,041

 Total earnings                          $1,034,503   $952,367

Fixed charges:
 Interest expense of
   consolidated group
   (includes capitalized
   interest)                             $  435,217  $406,583
 Portion of rental charges
   deemed to be interest                      3,983     5,468

 Total fixed charges                     $  439,200  $412,051

Ratio of earnings to fixed
 charges **                                    2.36      2.31